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                                                                     EXHIBIT 11

                           AMERICAN HEALTHWAYS, INC.
                       EARNINGS PER SHARE RECONCILIATION
                                AUGUST 31, 2002

         The following is a reconciliation of the numerator and denominator of basic and diluted income per share (adjusted for the stock split effective November 2001 for the prior year periods):

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
         ============================================================================================================
         Year Ended August 31,                                         2002               2001               2000
         ============================================================================================================

         Numerator:
             Net income                                             $10,354,610        $ 3,157,486        $   148,083
             Effect of dilutive securities                                   --                 --                 --
                                                                    -----------        -----------        -----------
             Numerator for diluted income per share                 $10,354,610        $ 3,157,486        $   148,083
                                                                    ===========        ===========        ===========

         Denominator:
            Shares used for basic income per share                   14,972,736         12,935,979         12,403,428
            Effect of dilutive stock options outstanding              1,121,337          1,123,353            549,672
                                                                    -----------        -----------        -----------
            Shares used for diluted income per share                 16,094,073         14,059,332         12,953,100
                                                                    ===========        ===========        ===========

         Basic income per share                                     $      0.69        $      0.24        $      0.01
                                                                    ===========        ===========        ===========
         Diluted income per share                                   $      0.64        $      0.22        $      0.01
                                                                    ===========        ===========        ===========
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